Advisory Hedged Opportunity Fund
                                 Code of Ethics


I.       General

Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") makes it unlawful for investment company personnel and other "Access Persons" to engage in "fraudulent, deceptive or manipulative" practices in connection with their personal transactions in securities when those securities are held or to be acquired by an investment company. The Rule also requires every investment company, the investment company's investment adviser and, in certain cases, the investment company's principal underwriter, to adopt a Code of Ethics containing provisions "reasonably necessary to prevent" such prohibited practices.


This document constitutes the Code of Ethics required by Rule 17j-1 for the Advisory Hedged Opportunity ("Fund").


II.      Definitions

For purposes of this Code, the following terms have the meanings set forth as follows:


A.       "Access Person" means:

         1.       Any director, trustee or officer of the Fund or Adviser;

         2.       Every  "Advisory  Person"  of the  Fund  or  American  Express
                  Financial   Corporation,   investment   adviser  to  the  Fund
                  ("Adviser"). An "Advisory Person" is:

                  (a) any employee who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such Purchases or Sales; and


                  (b) any natural person in a Control relationship to the Fund or Adviser who obtains information concerning recommendations made to the Fund with regard to the Purchase or Sale of a Security by the Fund; and


         3. Any director, trustee or officer of American Express Financial Advisors, Inc., the principal underwriter of the Fund ("Distributor"), who in the ordinary course of his or her business makes, participates in or obtains information regarding the Purchase or Sale of Securities for the Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding any Purchase or Sale of Securities.

B. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

C. "Beneficial Ownership" of a Security is to be determined in the same manner as it is for purposes of Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities.


D. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) defines "control" as the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.


E. "Covered Persons" means any officer, trustee or employee of the Fund, Adviser or Distributor.


F. "Disinterested Trustee" means a trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2 (a)(19) of the 1940 Act.


G. "Interested Trustee" means a trustee of the Fund who is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.


H. "Purchase or Sale of a Security" means obtaining or disposing of "Beneficial Ownership" of that Security and includes, among other things, the writing of an option to purchase or sell a Security.


I. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements) and shares issued by registered, open-end investment companies.


III.     General Principles Applicable to Covered Persons

A.       Introduction

         Although certain provisions of this Code of Ethics apply only to Access Persons, all Covered Persons are subject to the prohibitions of Rule 17j-1 against fraudulent, deceptive and manipulative practices and to the general fiduciary principles as set forth in III.B. and III.C. below.

         Every Covered Person should appreciate the need to behave in an ethical manner with respect to the Fund. In particular, all Covered Persons who are involved in any way with the activities of the Fund should be wary of any potential conflicts between their duty of loyalty to the Fund and their own financial interests, particularly with respect to their own securities trading activities. Covered Persons should take care to preserve the confidentiality of the Fund's business affairs. Covered Persons who are not "Access Persons" but who become aware of proposed fund securities transactions should not engage in transactions in those same securities without the permission of the Chief

         Compliance Officer of the Fund ("CCO"). Otherwise, Covered Persons who are not Access Persons are not limited in their personal securities transactions by this Code, but such Covered Persons are encouraged to consult with the CCO if they have any doubts about the applicability of the Code of Ethics to any proposed transaction.

B.       Statement of General Fiduciary Principles

         The following principles are the policy of the Fund and are the obligations of all Covered Persons:

         1. It is the duty of all Covered Persons at all times to place the interests of Fund shareholders first.

         2. All personal securities transactions must be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

         3. Covered Persons must not take inappropriate advantage of their positions or the information they acquire, with or on behalf of the Fund, Adviser and/or Distributor, to the detriment of shareholders of the Fund.

C.       Fraudulent Practices


         Rule 17j-1 makes it unlawful for any Covered Person, in connection with the Fund with which such Covered Person has a relationship, to:

         1.       employ any device, scheme or artifice to defraud the Fund;

         2. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund; or

         4.       engage in any manipulative practice with respect to the Fund.

IV.      Requirements Applicable to Disinterested Trustees

A. Exceptions to Quarterly Transaction Report Requirement. Notwithstanding the provisions of IV.B., a Disinterested Trustee is required to complete a Quarterly Transaction Report only if the Disinterested Trustee knew or, in the ordinary course of fulfilling his official duties as a Fund trustee should have known, that during the 15-day period immediately before or after the trustee's transaction, such Security is or was Purchased or Sold, or considered for Purchase or Sale, by the Fund. (1)

-------------------
(1) This reporting requirement shall not be applicable to securities traded by passively managed index funds or transactions effected pursuant to an Automatic Investment Plan.

B. Quarterly Transaction Reports. Subject to the exception set forth in IV.A., no later than 30 days following the end of the calendar quarter to which such report relates, each Disinterested Trustee shall report to the CCO the following information on the form attached as Appendix A to this Code:

         With respect to transactions in any Security in which such Disinterested Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security:



         1.       the  date  of  the  transaction,   title,  interest  rate  (if
                  applicable), number of shares and principal amount of each Security involved;

         2. the type of transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         3. the price of the Security at which the transaction was effected;

         4. the name of the broker, dealer or bank with or through whom the transaction was effected; and

         5.       the date the report was submitted.

V.       Requirements Applicable to Adviser and Distributor

A. The requirements of this Code of Ethics are not applicable to any Access Person to the Fund, including any Interested Trustee, who is subject to a separate Code of Ethics adopted by the Adviser or Distributor (as such terms are defined in Appendix A), provided that:

         1. such Code of Ethics complies with the requirements of Rule 17j-1 and has been approved by the Board of Trustees of the Fund; and

         2. the Adviser or Distributor has certified to the Board of Trustees of the Fund that it has adopted procedures reasonably necessary to prevent Access Persons from violating such Code of Ethics.


B.       The Adviser and Distributor shall:

         1. submit to the Fund a copy of its Code of Ethics adopted pursuant to Rule 17j-1;

         2. promptly report to the Fund in writing any material amendments to such Code;

         3. furnish to the Fund upon request (and in any event no less than quarterly) written reports which:

                  a. describe any issues arising under its Code of Ethics or procedures during the period specified including (but not limited to) information about material violations of the Code or procedures and sanctions imposed in response to material violations; and

                  b. certify that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code.

C. Exception for Distributor. Pursuant to Rule 17j-1, the requirements set forth in V.A. and V.B. do not apply to the Distributor unless:

         1. the Distributor is an affiliated person of the Fund or of the Fund's investment adviser; or

         2. an officer, director or general partner of the Distributor serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

V. Requirements Applicable to Interested Trustees Not Subject to the Adviser's or Distributor's Code of Ethics under Section IV.B. above

         Each Interested Trustee not subject to the Adviser's or Distributor's Code of Ethics under Section IV.B. above ("Non-Covered Interested Trustee") shall file the following reports with the CCO:


A. Initial Holdings Report. No later than ten days after the person becomes an Access Person under this Code, the Non-Covered Interested Trustee must provide to the CCO an initial holdings report on the form attached as Appendix B to this Code, which is current as of a date no more than 45 days prior to the date the Non-Covered Interested Trustee becomes an Access Person, containing the following information(2):


                  1. The title, number of shares and principal amount of each Security in which the Non-Covered Interested Trustee had any direct or indirect Beneficial Ownership when the person became an Access Person;


                  2. The name of any broker, dealer or bank with whom the Non-Covered Interested Trustee maintained an account in which any securities were held for the direct or indirect benefit of the Non-Covered Interested Trustee as of the date the person became an Access Person; and


                  3. The date that the report is submitted by the Non-Covered Interested Trustee.


B. Quarterly Transaction Reports. No later than 30 days following the end of the calendar quarter to which such report relates, each Non-Covered Interested Trustee shall provide to the CCO a Quarterly Transaction Report in accordance with the procedures contained in Section IV.B. above.(3)

C. Annual Holdings Report. Each Non-Covered Interested Trustee must provide to the CCO a complete listing of all Securities owned by the Non-Covered Interested Trustee, which covers the prior calendar year, on the form attached as Appendix C to this Code,

------------------

(2) A report must be submitted whether or not the Non-Covered Interested Trustee has Beneficial Ownership of any Covered Securities.



(3) It should be noted, however, that Non-Covered Interested Trustees cannot rely on the exception to reporting provided for Disinterested Trustees in Section IV.A above.

         no later than January 30 of each year and current as of a date no more than 45 days before the report is submitted. The listing must contain the following information(4):

                  1. The title, number of shares and principal amount of each Security in which the Non-Covered Interested Trustee had any direct or indirect Beneficial Ownership;

                  2. The name of any broker, dealer or bank with whom the Non-Covered Interested Trustee maintains an account in which any securities are held for the direct or indirect benefit of the Non-Covered Interested Trustee; and

                  3. The date that the report is submitted by the Non-Covered Interested Trustee.


(4) A report must be submitted whether or not the Access Person has Beneficial Ownership of any Covered Securities.

                                   APPENDIX A


                QUARTERLY PERSONAL SECURTIES TRANSACTIONS REPORT
                           FOR DISINTERESTED TRUSTEES



A Disinterested Trustee is required to complete this report ONLY IF the Trustee knew or, in the ordinary course of fulfilling his official duties as a Fund trustee should have known, that during the 15-day period immediately before or after the trustee's transaction, such Security is or was Purchased or Sold, or considered for Purchase or Sale, by a Fund. Reports are due within 30 calendar days after the end of the calendar quarter.*



Name of Reporting Person:
                         -------------------------------------------------------
Calendar Quarter Ended:
                       ---------------------------------------------------------

Securities Transactions

----------------- ------------------- ------------------ --------------- ------- ------------------- ----------------
                                          Number of                               Name of Broker,       Disclaim
                    Name of Issuer         Shares,                                 Dealer or Bank      Beneficial
    Date of          and Title of         Principal         Type of                  Effecting         Ownership?
  Transaction          Security       Amount, Maturity    Transaction    Price      Transaction       (indicate by
                                          Date and                                                       "X") **
                                        Interest Rate
                                       (if applicable)
----------------- ------------------- ------------------ --------------- ------- ------------------- ----------------

----------------- ------------------- ------------------ --------------- ------- ------------------- ----------------

----------------- ------------------- ------------------ --------------- ------- ------------------- ----------------

----------------- ------------------- ------------------ --------------- ------- ------------------- ----------------

----------------- ------------------- ------------------ --------------- ------- ------------------- ----------------

----------------- ------------------- ------------------ --------------- ------- ------------------- ----------------

I certify that I have included on this report all securities transactions required to be reported pursuant to the Code of Ethics.



--------------------------------------                  ------------------------
Signature                                               Date



                  Please return this form to Scott R. Plummer.
       Questions should be directed to Scott R. Plummer at (612) 671-1947.

---------------------------

* This reporting requirement shall not be applicable to trading activity in passively managed index funds or transactions effected pursuant to an Automatic Investment Plan.

** If you do not want this report to be construed as an admission that you have Beneficial Ownership of a particular security, please indicate this by marking an "X" in the box.

                                   APPENDIX B

                             INITIAL HOLDINGS REPORT


Name of Reporting Person:
                          -------------------------------------------------

Date Became Subject to the Code's                                  Information in Report Dated
Reporting Requirements:                     _________              As of (must be current as of   ____________
                                                                   a date no more than 45 days
                                                                   before Date Report
                                                                   Submitted):

Date Report Due (no later than 10 days      _________              Date Report Submitted:         ____________
after became Access Person):


Securities Holdings
---------------------------- --------------------- -----------------------------
    Title of Security          Number of Shares          Principal Amount
---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------
              (Continue holdings record on next page if necessary.)

If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

Securities Accounts
--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank in which Securities are Held
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
If you have no securities accounts to report, please check here. [ ]

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.


--------------------------------------          --------------------------------
(Signature)                                     (Date)

                 (Holdings record continued from previous page.)
------------------------------- --------------------- --------------------------
      Title of Security           Number of Shares         Principal Amount
------------------------------- --------------------- --------------------------

------------------------------- --------------------- --------------------------

------------------------------- --------------------- --------------------------

------------------------------- --------------------- --------------------------

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

                                   APPENDIX C

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person: _________________________________________________

Date Became Subject to the Code's                                  Information in Report Dated
Reporting Requirements:                     _________              As Of (must be current as of
                                                                   a date no more than 45 days
                                                                   before Date Report
                                                                   Submitted):                    ____________

For Year Ended:                             _________              Date Report Submitted:         ____________

Securities Holdings
---------------------------- --------------------- -----------------------------
    Title of Security          Number of Shares          Principal Amount
---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------

---------------------------- --------------------- -----------------------------
              (Continue holdings record on next page if necessary.)

If you have no securities holdings to report for the year, please check here.
[ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

Securities Accounts
--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here.
[ ]

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.



--------------------------------------                  ------------------------
(Signature)                                             (Date)



                     Please return this form to R. Plummer.

       Questions should be directed to Scott R. Plummer at (612) 671-1947.

                 (Holdings record continued from previous page.)
------------------------------- --------------------- --------------------------
      Title of Security           Number of Shares         Principal Amount
------------------------------- --------------------- --------------------------

------------------------------- --------------------- --------------------------

------------------------------- --------------------- --------------------------

------------------------------- --------------------- --------------------------

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